Exhibit 10.18

GRAFITI HOLDING INC.

- and -

JAY GIRAUD

- and -

ODYSSEY TRUST COMPANY

COATTAIL AGREEMENT

NOVEMBER 13, 2024

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INTERPRETATION		2
1.1	Definitions	2
1.2	Interpretation not Affected by Headings, etc.	2
1.3	Number, Gender, etc.	2
1.4	Statutory References	2
1.5	Including	2

Article 2 PURPOSE OF AGREEMENT		2
2.1	Establishment of Trust	2
2.2	Restriction on Sale	3
2.3	Permitted Sale	3
2.4	Improper Sale	3
2.5	Assumptions	4
2.6	Prevention of Improper Sales	4
2.7	Supplemental Agreements	4
2.8	Security Interest	4
2.9	All Sales Subject to Articles	5

Article 3 ACCEPTANCE OF TRUST		5
3.1	Acceptance and Conditions of Trust	5
3.2	Enquiry by Trustee	6
3.3	Request by SVS Holders	6
3.4	Condition to Action	6
3.5	Limitation on Action by SVS Holder	7

Article 4 COMPENSATION		7
4.1	Fees and Expenses of the Trustee	7

Article 5 INDEMNIFICATION		7
5.1	Indemnification of the Trustee	7

Article 6 CHANGE OF TRUSTEE		8
6.1	Resignation	8
6.2	Removal	8
6.3	Successor Trustee	8
6.4	Notice of Successor Trustee	9

Article 7 TERMINATION		9
7.1	Term	9
7.2	Survival of Agreement	9

- i -

Article 8 GENERAL		9
8.1	Obligations of the Shareholder not Joint	9
8.2	Compliance with Privacy Laws	9
8.3	Anti-Money Laundering Regulations	10
8.4	Third Party Interests	10
8.5	Severability	10
8.6	Amendments, Modifications, etc.	10
8.7	Ministerial Amendments	10
8.8	Force Majeure	11
8.9	Amendments only in Writing	11
8.10	Meeting to Consider Amendments	11
8.11	Enurement	11
8.12	Notices	11
8.13	Notice to SVS Holder	12
8.14	Further Acts	12
8.15	Entire Agreement	12
8.16	Counterparts	12
8.17	Independent Legal Advice	13
8.18	Jurisdiction	13
8.19	Attornment	13

SCHEDULE “A” ADOPTION AGREEMENT		15

- ii -

COATTAIL AGREEMENT

THIS AGREEMENT dated the 13th day of November, 2024,

A M O N G:

GRAFITI HOLDING INC., a corporation existing under the laws of British Columbia

(the “Company”)

- and –

JAY GIRAUD, an individual residing in the Province of British Columbia

(the “Shareholder”)

- and -

ODYSSEY TRUST COMPANY, a trust company continued under the laws of Canada, with an office in the City of Vancouver in the Province of British Columbia, as trustee for the benefit of the SVS Holders (as defined below)

(the “Trustee”)

WHEREAS pursuant to the terms of plan of arrangement under the laws of the Province of British Columbia effective as at the date hereof and in connection with the business combination agreement dated October 23, 2023, among the Company, Damon Motors Inc., XTI Aerospace, Inc. (formerly, Inpixon) and 14444842 B.C. Ltd., as amended by a first amending agreement dated June 18, 2024 and the second amending agreement dated September 26, 2024, the Company has, among other things, amended its articles (which, as amended, are referred to as the “Articles”) to create, inter alia, a class of Multiple Voting Shares (the “Multiple Voting Shares”), which are multiple voting shares under applicable Securities Laws (as defined herein);

AND WHEREAS in addition to the creation of the Multiple Voting Shares, the Company currently has outstanding common shares (referred to herein as, the “Subordinate Voting Shares”), which are subordinate voting shares under applicable Securities Laws;

AND WHEREAS the Shareholder, on the date hereof, beneficially own all of the Multiple Voting Shares that are issued and outstanding as of the date of this Agreement;

AND WHEREAS the Subordinate Voting Shares are expected to be listed on the Nasdaq Capital Market (the “Nasdaq”);

AND WHEREAS the Shareholder and the Company wish to enter into this Agreement for, among other things, the purpose of ensuring that the holders, from time to time, of the Subordinate Voting Shares (collectively, the “SVS Holders”) will not be deprived of any rights under applicable Canadian take-over bid legislation to which they would have been entitled in the event of a take-over bid for the Multiple Voting Shares if the Multiple Voting Shares had been Subordinate Voting Shares;

AND WHEREAS the Shareholder and the Company hereby acknowledge that any transfer of Multiple Voting Shares, whether in accordance with this Agreement or otherwise, shall in all circumstances be subject to the provisions of the Articles, including those relating to the mandatory conversion of the Multiple Voting Shares into Subordinate Voting Shares;

AND WHEREAS the Shareholder and the Company wish to constitute the Trustee as a trustee for the SVS Holders so that the SVS Holders, through the Trustee, will receive the benefits of this Agreement, including the covenants of the Shareholder and the Company contained herein;

AND WHEREAS these recitals and any statements of fact in this Agreement are, and shall be deemed to be, made by the Shareholder and the Company and not by the Trustee;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties) the parties hereto agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, capitalized terms that are not otherwise defined shall have the meaning given to them in the Articles.

1.2	Interpretation not Affected by Headings, etc.

The division of this Agreement into articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3	Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4	Statutory References

Unless otherwise indicated, all references in this Agreement to any legislation include the regulations and rules thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision.

1.5	Including

The word “including” shall mean including, without limitation.

Article 2
PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to ensure that the SVS Holders will not be deprived of any rights under applicable take-over bid provisions of securities legislation in any jurisdiction of Canada (“Securities Laws”) to which they would have been entitled in the event of a take-over bid for the Multiple Voting Shares if the Multiple Voting Shares had been Subordinate Voting Shares. In furtherance of the foregoing, the Shareholder and the Company hereby establish and create the trust pursuant to the terms and conditions of this Agreement (the “Trust”) and hereby appoint the Trustee to act as trustee for the Trust.

2.2	Restriction on Sale

Subject to Section 2.3 and the Articles, the Shareholder shall not sell, directly or indirectly, any Multiple Voting Shares pursuant to a take-over bid (as defined under applicable Securities Laws) under circumstances in which applicable Securities Laws would have required the same offer to be made to SVS Holders if the sale by the Shareholder had been a sale of the Subordinate Voting Shares underlying such Multiple Voting Shares rather than such Multiple Voting Shares, but otherwise on the same terms.

For the purposes of this Section 2.2, it shall be assumed that the offer that would have resulted in such sale of Multiple Voting Shares (or Subordinate Voting Shares into which such Multiple Voting Shares are convertible or converted pursuant to the Articles) by the Shareholder would have constituted a take-over bid for the Subordinate Voting Shares under applicable Securities Laws, regardless of whether this actually would have been the case, and the varying of any material term of an offer shall be deemed to constitute the making of a new offer.

2.3	Permitted Sale

Subject to the provisions of the Articles, Section 2.2 shall not apply to prevent a sale by any Shareholder of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:

(a)	offers a price per Subordinate Voting Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Multiple Voting Shares;

(b)	provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c)	has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; and

(d)	is in all other material respects identical to the offer for Multiple Voting Shares.

For greater certainty, the conversion of Multiple Voting Shares into Subordinate Voting Shares shall not, in of itself, constitute a sale of Multiple Voting Shares for the purposes of this Agreement. In addition, and notwithstanding the foregoing, subject to the provisions of the Articles, Section 2.2 shall not apply to prevent the transfer or sale of Multiple Voting Shares by the Shareholder or any Permitted Transferees, to a Permitted Transferee, subject to Section 2.7 of this Agreement, provided such transfer or sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined under applicable Securities Laws).

2.4	Improper Sale

If any person or company, other than the Shareholder, carries out or purports to carry out a sale (including an indirect sale) of Multiple Voting Shares owned by the Shareholders or over which it exercises direction or control, directly or indirectly, from time to time, and the Shareholder is restricted from carrying out such sale pursuant to Section 2.2, the Shareholder shall not and the Trustee shall take all necessary steps to ensure that the Shareholder shall not and shall not be permitted to, at or after the time such sale becomes effective, do any of the following with respect to any of the Multiple Voting Shares so sold or purported to be sold:

(a)	sell them without the prior written consent of the Trustee;

(b)	convert them into Subordinate Voting Shares without the prior written consent of the Trustee; or

(c)	exercise any voting rights attaching to them except in accordance with the written instructions of the Trustee, with which the Shareholder shall comply.

Without limiting the generality of the foregoing, the Trustee shall exercise the above rights in a manner that the Trustee, on the advice of counsel, considers to be: (i) in the best interests of the SVS Holders, other than the Shareholder and SVS Holders who, in the opinion of the Trustee, participated directly or indirectly in the transaction that triggered the operation of this Section 2.4; and (ii) consistent with the intentions of the Shareholder and the Company in entering into this Agreement as such intentions are set out in the Recitals hereto. In the event that an indirect sale of Multiple Voting Shares that is referred to in this Section 2.4 occurs and this Section 2.4 is applicable to such sale, the Shareholder shall have no liability under this Agreement in respect of such sale, provided that the Shareholder is in compliance with all other provisions of this Agreement, including the provisions of this Section 2.4.

2.5	Assumptions

For the purposes of this Article 2:

(a)	any sale, transfer or other disposition that would result in a direct or indirect acquisition of Multiple Voting Shares or Subordinate Voting Shares, or in the direct or indirect acquisition of control or direction over those shares, shall be construed to be a “sale” of those Multiple Voting Shares or Subordinate Voting Shares, as the case may be, and the terms “sell” and “sold” shall have a corresponding meaning; and

(b)	if there is an offer to acquire that would have been a take-over bid for the purposes of applicable Securities Laws if not for the provisions of the Articles that cause the Multiple Voting Shares to automatically convert into Subordinate Voting Shares in certain circumstances, that offer to acquire shall nonetheless be construed to be a take-over bid for the Multiple Voting Shares for the purposes of this Agreement.

2.6	Prevention of Improper Sales

The Shareholder shall use commercially reasonable efforts to prevent any person or company from carrying out a sale (including an indirect sale) in breach of this Agreement in respect of any Multiple Voting Shares, regardless of whether that person or company is a party to this Agreement.

2.7	Supplemental Agreements

Without limiting any provision of this Agreement, the Shareholder shall not dispose any Multiple Voting Shares unless the disposition is conditional upon the person or company (including Permitted Transferees) acquiring those shares becoming a party to this Agreement by executing an adoption agreement substantially in the form attached hereto as Schedule “A”. Neither the conversion of Multiple Voting Shares into Subordinate Voting Shares in accordance with the provisions of the Articles nor any subsequent disposition of those Subordinate Voting Shares shall constitute a dispostion of Multiple Voting Shares for the purposes of this Section 2.7.

2.8	Security Interest

Nothing in this Agreement shall prevent any Shareholder from time to time, directly or indirectly, from granting a bona fide security interest, by way of pledge, hypothecation or otherwise, whether directly or indirectly, in Multiple Voting Shares to any financial institution with which it deals at arm’s length (within the meaning of the Income Tax Act (Canada)) in connection with a bona fide borrowing, provided that the financial institution agrees in writing to become a party to and abide by the terms of this Agreement as if such financial institution were a Shareholder as defined herein until such time as the pledge, hypothecation or other security interest has been released or the Multiple Voting Shares which were subject thereto have been disposed of in accordance with the terms of this Agreement.

2.9	All Sales Subject to Articles

The Shareholder and the Company hereby acknowledge that any sale or transfer of Multiple Voting Shares, whether in accordance with this Agreement or otherwise, shall in all circumstances be subject to the provisions of the Articles, including those relating to the automatic conversion of Multiple Voting Shares into Subordinate Voting Shares, and that in the event of a conflict between this Agreement and any provision of the Articles, the provisions of the Articles shall prevail, save for any provision in connection with the rights and responsibilities of the Trustee.

Article 3
ACCEPTANCE OF TRUST

3.1	Acceptance and Conditions of Trust

The Trustee hereby accepts the Trust created by this Agreement and assumes the duties created and imposed upon it pursuant to its appointment as trustee for the SVS Holders by this Agreement, provided that:

(a)	it shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement, except for its own gross negligence, wilful misconduct or bad faith;

(b)	it may act through its attorneys and agents and employ or retain such agents, counsel, auditors, accountants or other experts or advisers in good faith, whose qualifications give authority to any opinion, advice or report made by them, as the Trustee may reasonably require for the purpose of determining and discharging its duties and administering the trusts hereunder and shall not be responsible for any wilful misconduct or gross negligence on the part of any of them. The Trustee may, if it is acting in good faith, rely on the accuracy of any such opinion, advice or report;

(c)	it may, if it is acting in good faith, rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any instruction, advice, certificate, notice, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties and, subject to Subsection 3.1(a), shall incur no liability with respect to any action taken or omitted to be taken in accordance with such instruction, advice, certificate notice, opinion or other document;

(d)	before it acts or refrains from acting, the Trustee may request that the Company deliver an officer’s certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate;

(e)	it shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, and/or acting on the advice of counsel, determines that such act is conflicting with or contrary to the terms of this Agreement or the law or regulation of any jurisdiction or any order or directive of any court, governmental agency or other regulatory body;

(f)	it shall exercise its rights under this Agreement in a manner that it considers to be in the best interests of the SVS Holders (other than the Shareholder and SVS Holders who, in the opinion of the Trustee, participated directly or indirectly in a transaction restricted by Section 2.2) and consistent with the purpose of this Agreement; and

(g)	none of the provisions of this Agreement shall require the Trustee under any circumstances whatsoever to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights or powers in connection with this Agreement.

In the exercise of its rights and duties hereunder, the Trustee will exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances.

The Trustee represents that to the best of its knowledge and belief at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within three months after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder. Subject to the foregoing, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract with and enter into financial transactions with the Company, any of its affiliates or any of the Shareholder or any of their affiliates without being liable to account for any profit made thereby.

3.2	Enquiry by Trustee

Subject to Section 3.4, if and whenever the Trustee receives written notice from an interested party, other than SVS Holders, stating in sufficient detail that the Shareholder or the Company may have breached, or may intend to breach, any provision of this Agreement, the Trustee shall, acting on the advice of counsel, make reasonable enquiry to determine whether such a breach has occurred or is intended to occur. If the Trustee determines that a breach has occurred, or is intended to occur, the Trustee shall forthwith deliver to the Company a certificate stating that the Trustee has made such determination. Upon delivery of that certificate, the Trustee shall be entitled to take, and subject to Section 3.4 shall take, and the Company shall take such practicable steps to assist the Trustee in taking, such action as the Trustee, acting upon the advice of counsel, considers necessary to enforce its rights under this Agreement on behalf of the SVS Holders.

3.3	Request by SVS Holders

Subject to Section 3.4, if and whenever SVS Holders representing not less than 10% of the then outstanding Subordinate Voting Shares determine that any one or more of the Shareholder or the Company has breached, or may intend to breach, any provision of this Agreement, such SVS Holders may require the Trustee to take action in connection with that breach or intended breach by delivering to the Trustee a requisition in writing signed in one or more counterparts by those SVS Holders and setting forth the action to be taken by the Trustee. Subject to Section 3.4, upon receipt by the Trustee of such a requisition, the Trustee shall forthwith take such action as is specified in the requisition and/or any other action that the Trustee considers necessary to enforce its rights under this Agreement on behalf of the SVS Holders.

3.4	Condition to Action

The obligation of the Trustee to take any action on behalf of the SVS Holders pursuant to Sections 3.2 and 3.3 shall be conditional upon the Trustee receiving from either the interested party referred to in Section 3.2, the Company or from one or more SVS Holders such funds and indemnity as the Trustee may reasonably require in respect of any costs or expenses which it may incur in connection with any such action. The Company shall provide such reasonable funds and indemnity to the Trustee if the Trustee has delivered to the Company the certificate referred to in Section 3.2.

3.5	Limitation on Action by SVS Holder

No SVS Holder shall have the right, other than through the Trustee, to institute any action or proceeding or to exercise any other remedy for the purpose of enforcing any rights arising from this Agreement unless SVS Holders shall have:

(a)	requested that the Trustee act in the manner specified in Section 3.3; and

(b)	provided reasonable funds and indemnity to the Trustee,

and the Trustee shall have failed to so act within thirty (30) days after the provision of such funds and indemnity In such case, any SVS Holder, acting on behalf of itself and all other SVS Holders, shall be entitled to take those proceedings in any court of competent jurisdiction that the Trustee might have taken.

Article 4
COMPENSATION

4.1	Fees and Expenses of the Trustee

The Company agrees to pay to the Trustee reasonable compensation for the services offered hereunder and shall reimburse the Trustee for all reasonable expenses and disbursements including those incurred pursuant to Section 3.1(b) herein. Notwithstanding the foregoing, the Company shall have no obligation to compensate the Trustee or reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee:

(a)	in connection with any action taken by the Trustee pursuant to Section 3.2 if the Trustee has not delivered to the Company the certificate referred to in Section 3.2 in respect of that action; or

(b)	in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence or wilful misconduct.

On all invoices issued by the Trustee for its services rendered hereunder which remain unpaid for a period of thirty (30) days or more, interest at a rate per annum equal to the then current rate of interest charged by the Trustee to its corporate customers will be incurred, from thirty (30) days after the issuance of the invoice until the date of payment. This Section shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Article 5
INDEMNIFICATION

5.1	Indemnification of the Trustee

The Company agrees to indemnify and hold harmless the Trustee and its affiliates, their successors, assigns and each of their directors, officers, agents and employees (the “Indemnified Parties”) from and against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without gross negligence, wilful misconduct or bad faith on the part of the Indemnified Parties may be paid, incurred or suffered by reason of or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement or any written or oral instructions delivered to the Trustee by the Company pursuant hereto. The Trustee shall notify the Company, to the extent permitted by law, of the written assertion of a claim or of any action commenced against the Trustee, promptly after the Trustee shall have received any such written assertion of a claim, or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. The Company shall be entitled to participate at its own expense in the defence of the assertion or claim. The Company may elect at any time after receipt of such notice to assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof and the fees and expenses of such counsel shall be subject to Section 4.1 herein in the event that the named parties to any such suit include both the Trustee and the Company and the Trustee shall have been advised by counsel that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to the Company (in which case the Company shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

Article 6
CHANGE OF TRUSTEE

6.1	Resignation

The Trustee, or any successor trustee subsequently appointed, may resign at any time by giving written notice of such resignation to the Company specifying the date on which its desired resignation shall become effective, provided that such notice shall be provided at least three (3) months in advance of such desired effective date unless the Shareholder and the Company otherwise agree. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee (which shall be a corporation or company licensed or authorized to carry on the business of a trust company in British Columbia) by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. If the Company does not appoint a successor trustee, the Trustee or any SVS Holder may apply to a court of competent jurisdiction in British Columbia for the appointment of a successor trustee.

6.2	Removal

The Trustee, or any successor trustee subsequently appointed, may be removed at any time on thirty 30 days’ prior notice by written instrument executed by the Company, in duplicate, provided that the Trustee (or such successor trustee subsequently appointed) is not at such time taking any action which it may take under Section 3.2 or 3.3 hereof. One copy of that instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. The removal of the Trustee (or such successor trustee subsequently appointed) shall become effective upon the appointment of a successor trustee in accordance with Section 6.3.

6.3	Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Shareholder and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of the Shareholder and the Company or of the successor trustee, the trustee ceasing to act shall upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Shareholder, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

6.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, the Company shall cause to be mailed notice of the succession of such trustee hereunder to the SVS Holders. If the Shareholder or the Company shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Shareholder and the Company.

Article 7
TERMINATION

7.1	Term

The provisions of this Agreement shall only come into effect contemporaneously with the initial listing of the Subordinate Voting Shares on the Nasdaq. The Trust created by this Agreement shall continue until the earlier of: (i) no Multiple Voting Shares remain outstanding; or (ii) no Subordinate Voting Shares remain outstanding. The Company shall, as soon as practicable, provide to the Trustee written confirmation of the listing of the Subordinate Voting Shares and termination of this Agreement pursuant to this Section 7.1.

7.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until the earlier of there being: (i) no Multiple Voting Shares outstanding; or (ii) no Subordinate Voting Shares outstanding; provided, however, that the provisions of Article 4 and Article 5 shall survive the resignation, removal or replacement of the Trustee and the termination of this Agreement

Article 8
GENERAL

8.1	Obligations of the Shareholder not Joint

The obligations of the Shareholder pursuant to this Agreement are several, and not joint and several, and no Shareholder shall be liable to the Company, the SVS Holders, the Trustee or any other party for the failure of any other Shareholder to comply with its covenants and obligations under this Agreement.

8.2	Compliance with Privacy Laws

The Shareholder and the Company acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Agreement. Notwithstanding any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Shareholder and the Company shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the other parties to this Agreement or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

8.3	Anti-Money Laundering Regulations

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten (10) days’ written notice to the Company or any shorter period of time as agreed to by the Company, provided that: (a) the Trustee’s written notice shall describe the circumstances of such non-compliance to the extent permitted under any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

8.4	Third Party Interests

The other parties to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Agreement, for or to the credit of such party, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

8.5	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

8.6	Amendments, Modifications, etc.

This Agreement shall not be amended, and no provision thereof shall be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (i) the consent of the Nasdaq and any other applicable securities regulatory authorities in Canada; and (ii) the approval of at least two-thirds of the votes cast by SVS Holders present in person or represented by proxy at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to any Subordinate Voting Shares held directly or indirectly by beneficial owners of Multiple Voting Shares, their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms which would constitute a sale for purposes of Section  2.2, other than as permitted herein, prior to giving effect to such amendment or waiver.

8.7	Ministerial Amendments

Notwithstanding the provisions of Section 8.6, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the SVS Holders but subject to the approval of the Nasdaq, amend or modify this Agreement to cure any ambiguity or to correct or supplement any provision contained in this Agreement or in any amendment to this Agreement that may be defective or inconsistent with any other provision contained in this Agreement or that amendment, or to make such other provisions in regard to matters or questions arising under this Agreement, as shall not adversely affect the interest of the SVS Holders.

8.8	Force Majeure

No party hereto shall be liable to the other parties hereto, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 8.8.

8.9	Amendments only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by all of the parties hereto.

8.10	Meeting to Consider Amendments

The Company, at the request of the Shareholder, shall call a meeting, whether virtual or in person, of SVS Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 8.6.

8.11	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, legal representatives, successors and permitted assigns. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to or shall be deemed to confer upon any other person any rights or remedies under or by reason of this Agreement.

8.12	Notices

All notices and other communications among the parties hereunder shall be in writing and shall be deemed given if delivered personally or sent by registered mail, or by electronic mail or other form of recorded communication to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)	If to Grafiti Holding Inc.:

c/o Damon Motors Inc.

704 Alexander Street

Vancouver, British Columbia

Canada V6A 1E3

Attention: Jay Giraud

with a copy (which shall not constitute notice) to:

Gowling WLG (Canada) LLP

550 Burrard St #2300

Vancouver, BC V6C 2B5

Attention: Sharagim Habibi

(b)	If to Odyssey Trust Company:

Odyssey Trust Company

United Kingdom Building

350 – 409 Granville Street

Vancouver, British Columbia

V6C 1T2

Attention: Corporate Trust

(c)	If to a Shareholder:

c/o Damon Motors Inc.

704 Alexander Street

Vancouver, British Columbia

Canada V6A 1E3

Attention: Jay Giraud

8.13	Notice to SVS Holder

Any and all notices to be given and any documents to be sent to any SVS Holder may be given or sent to the address of such holder shown on the register of SVS Holders in any manner permitted by the notice of articles or articles of the Company from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such a manner) at the time specified in such notice of articles or articles, the provisions of which notice of articles or articles shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

8.14	Further Acts

The parties hereto shall do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full force and effect to this Agreement.

8.15	Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

8.16	Counterparts

This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same agreement. This Agreement may signed by electronic means and such signature shall be valid and binding.

8.17	Independent Legal Advice

The Shareholder acknowledges, confirms and agrees, in favour of each of the other parties hereto, that the Shareholder had the opportunity to seek and was not prevented nor discouraged by any party hereto from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that the Shareholder did not avail itself with that opportunity prior to signing this Agreement, the Shareholder did so voluntarily without any undue pressure and agrees that its failure to obtain independent legal advice should not be used by it as a defence to the enforcement of the Shareholder’s obligations under this Agreement.

8.18	Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.19	Attornment

Each party hereto agrees: (i) that any action or proceeding relating to this Agreement shall be brought in any court of competent jurisdiction in the Province of British Columbia, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such British Columbia court; (ii) that it irrevocably waives any right to, and will not, oppose any such British Columbia action or proceeding on any jurisdictional basis, including forum non conveniens; and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from an British Columbia court as contemplated by this Section 8.19.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

GRAFITI HOLDING INC.

Per:	/s/ Melanie Figueroa
	Name:	Melanie Figueroa
	Title:	Director

ODYSSEY TRUST COMPANY

Per:	/s/ Brent Higgs
	Name:	Brent Higgs
	Title:	Senior Director, Corporate Trust

Per:	/s/ Rachel Wales
	Name:	Rachel Wales
	Title:	Director, Corporate Trust

/s/ Jay Giraud
Name:	JAY GIRAUD

[Signature Page to Coattail Agreement]

SCHEDULE “A”
ADOPTION AGREEMENT

To:	Grafiti Holding Inc. (the “Company”)

And To:	Odyssey Trust Company (the “Trustee”)

And To:	Jay Giraud

Reference is made to the coattail agreement dated as of __________, 2024 (the “Coattail Agreement”) among the Company, the Trustee and the Shareholder to the Coattail Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Coattail Agreement.

The undersigned, ________________________, hereby agrees to be a party to and bound by all of the terms, conditions, and other provisions of the Coattail Agreement as if the undersigned were an original party thereto.

For the purposes of any notice under or in respect of the Coattail Agreement, the address of the undersigned is: ________________________.

DATED at ____________, this ____________day of ____________, 20___.

[Shareholder Name]

By:
Name:
Title: